UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 8, 2002
Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-30700 (Commission File Number)	84-1524410 (IRS Employer Identification No.)

6430 S. Fiddlers Green Circle, Suite 500
Greenwood Village, Colorado 80111
(Address of Principal Executive Offices)

(303) 220-7990
Registrant’s telephone number, including area code

Item 5. Other Events

     Crown Media Holdings, Inc. reported in its Quarterly Report on Form 10-Q, filed on November 14, 2002, that on November 8, 2002 it had entered into an amendment of a distribution agreement with a large distributor in the United States. The Company also announced in a press release on December 2, 2002 that it had reached an agreement with Time Warner Cable, a division of AOL Time Warner Inc. The amendment described in the 10-Q Report and the agreement announced in the press release are the same agreement.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	December 4, 2002	By	/s/ William J. Aliber William J. Aliber Executive Vice President and Chief Financial Officer

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